Exhibit 99.1

ATS Corporation Schedules Third Quarter 2007

Financial Results Conference Call

MCLEAN, VA, November 1, 2007 — ATS Corporation (“ATSC”) (OTCBB: ATCT), a leading information technology company that delivers innovative technology solutions to federal, state, and local government organizations, will report earnings results for the third quarter ended September 30, 2007 after market close on Wednesday, November 7, 2007. The following morning, Thursday, November 8, 2007, at 8:30 a.m. Eastern Time, the Company will hold a conference call to provide a business update and discuss third quarter 2007 results.

The dial-in number for the live teleconference is 888-321-3075, conference ID # 9420628.

For those who cannot listen to the live conference call, a replay of the call will be available Thursday, November 8, 2007, at 10:00 a.m. Eastern Time and will be available through Thursday, November 22, 2007. The teleconference replay can be accessed by dialing 877-519-4471, conference ID # 9420628.

About ATS Corporation

ATS Corporation operates through its subsidiaries, ATS, Reliable Integration Services, Potomac Management Group (“PMG”), and Appix, Inc. (“Appix”).

ATS Corporation is a leading provider of systems integration and application development, IT infrastructure management and strategic consulting services to U.S. federal and state and local government agencies, financial institutions and government sponsored enterprises. Since its founding in 1978, ATS has been recognized for its custom software development and software integration capabilities and its deep domain expertise in federal government financial, human resource and data management systems. ATS has built and implemented over 100 mission-critical systems for clients.

Any statements in this press release about future expectations, plans, and prospects for ATSC, including statements about the estimated value of the contract and work to be performed, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence on our contracts with federal government agencies for the majority of our revenue, our dependence on our GSA schedule contracts and our position as a prime contractor on government-wide acquisition contracts to grow our business, and other factors discussed in our latest annual report on Form 10-K filed with the Securities and Exchange Commission on March 26, 2007. In addition, the forward-looking statements included in this press release represent our views as of November 1, 2007. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to November 1, 2007.

Additional information about ATSC may be found at www.atsva.com.

Company Contact:

Joann O’Connell

Vice President, Investor Relations

ATS Corporation

(703) 506-0088

SOURCE: ATS Corporation